Exhibit 10.9.1

FIRST AMENDMENT OF LEASE

BETWEEN:	BOP 1801 CALIFORNIA STREET LLC, and
BOP 1801 CALIFORNIA STREET II LLC
both a Delaware limited liability company,
1801 California Street, Suite 200
	Denver, Colorado 80202	(collectively “Landlord”)

AND:	SendGrid, Inc.
a Delaware corporation
1801 California Street, Suite 500
	Denver, Colorado 80202	(“Tenant”)

FOR PREMISES IN:	1801 CALIFORNIA STREET
	Denver, Colorado 80202	(“Building”)

DATE:	July 25, 2016	(to be dated upon Landlord’s execution)

LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby agree as follows:

1.                                      Definitions. In this First Amendment of Lease (“Amendment”):

(a)                                 “Lease” means the Lease of Office Space between Landlord and Tenant dated March 25, 2016, and this Amendment dated of even date hereof, including all Exhibits attached to the foregoing.

(b)                                 “Current Premises” means 52,124 rentable square feet on the entire 5th floor and a portion of the 6th floor of the Building as generally indicated on EXHIBIT A of the Lease.

(c)                                  “Sixth Floor Expansion Premises” means 19,638 rentable square feet on the 6th Floor of the Building as further described in Paragraph 3 below and as shown on the attached EXHIBIT A-1, and subject to the following terms and conditions:

(i)                                    “Sixth Floor Expansion Premises Allowance” shall mean One Million One Hundred Seventy-Eight Thousand Two Hundred Eighty and no/100 Dollars ($1,178,280.00) based upon Sixty Dollars ($60.00) per rentable square foot contained in the Additional Premises.

(ii)                                “Sixth Floor Expansion Premises Commencement Date” means the earlier of (i) the date that Tenant commences business from the Sixth Floor Expansion Space; or (ii) February 1, 2017.

(iii)                            “Sixth Floor Expansion Premises Delivery Date” means on the Effective Date whereupon Landlord will deliver the Premises to Tenant for the commencement of Tenant’s Sixth Floor Expansion Premises Work, as defined hereafter.

(iv)                             “Sixth Floor Expansion Premises Rent Concession Period” means a period equal to eight (8) months commencing from the Sixth Floor Premises Commencement Date and continuing until the eighth month anniversary date thereof (assuming a February 1, 2017, Commencement Date then through September 30, 2017), during which Tenant shall have no obligation for the payment of Annual Rent or Occupancy Costs on the Sixth Floor Expansion Premises.

(v)                                 “Sixth Expansion Premises Rent Commencement Date” means the day following expiration of the Sixth Floor Expansion Premises Rent Concession Period.

(vi)                             “Sixth Floor Expansion Premises Rent Reduction Period” shall collectively mean:

(A)                               from the Sixth Floor Expansion Premises Rent Commencement Date through the fourth month anniversary date thereafter, Tenant shall be obligated to pay Annual Rent and Occupancy Cost on only 9,819 rentable square feet of the Sixth Floor Expansion Premises (“Rent Reduction Period 1”); and thereafter,

(B)                               commencing upon the expiration of the Rent Reduction Period 1 and continuing through the seventh month anniversary date of the Sixth Floor Expansion Premises Rent Commencement Date, Tenant shall be obligated to pay Annual Rent and Occupancy Cost on only 14,729 rentable square feet of the Sixth Floor Expansion Premises (“Rent Reduction Period 2”); and thereafter,

(C)                               upon expiration of Reduction Period 2 and continuing through the remainder of the Term, Tenant shall be obligated for the full payment of Annual Rent and Occupancy Costs on the Sixth Floor Expansion Premises as described in Paragraph 4 below.

(vii)                         “Sixth Floor Expansion Premises Term” means a period beginning on the Sixth Floor Expansion Premises Commencement Date and shall be coterminous with the Term of the Lease.

(d)                                 “Seventh Floor Expansion Premises” means 35,819 rentable square feet on the 7th Floor of the Building as further described in Paragraph 3 below and as shown on the attached EXHIBIT A-2, and subject to the following terms and conditions:

(i)                                    “Seventh Floor Expansion Premises Allowance” shall mean Two Million Three Hundred Twenty-Eight Thousand Two Hundred Thirty-Five and no/100 Dollars ($2,328,235.00) based upon Sixty-Five Dollars ($65.00) per rentable square foot contained in the Seventh Floor Expansion Premises.

(ii)                                “Seventh Floor Expansion Premises Commencement Date” means the earlier of (i) the date that Tenant commences business from the Seventh Floor Expansion Premises; or (ii) September 1, 2017.

(iii)                            “Seventh Floor Expansion Premises Delivery Date” means May 1, 2017, whereupon Landlord will deliver the Premises to Tenant for the commencement of Tenant’s Seventh Floor Expansion Premises Work, as defined hereafter. Notwithstanding the foregoing, Tenant shall have the right to access the Seventh Floor Expansion Premises on the Sixth Floor Expansion Premises Delivery Date for purposes of installing the internal staircase between the 6th and 7th floors.

(iv)                             “Seventh Floor Expansion Premises Rent Concession Period” means a period equal to four (4) months from the Seventh Floor Expansion Premises Commencement Date and continuing until the fourth month anniversary thereof (assuming a September 1, 2017, Seventh Floor Expansion Premises Rent Commencement Date, then through December 31, 2017), during which Tenant shall have no obligation for the payment of Annual Rent or Occupancy Costs.

(v)                                 “Seventh Floor Expansion Premises Rent Commencement Date” means the day following expiration of the Seventh Floor Expansion Premises Rent Concession Period.

(vi)                             “Seventh Floor Expansion Premises Term” means a period beginning on the Seventh Floor Expansion Premises Commencement Date and shall be coterminous with the Term of the Lease

(e)                                  “Sixth and Seventh Floor Expansion Premises” means for purposes of convenience the Sixth Floor Expansion Premises and the Seventh Floor Expansion Premises and the rights thereunder.

(f)                                   “Premises” as that term is previously defined in Subsection 1.01(t) of the Lease is deleted and substituted upon the Effective Date hereof with the following:

“Premises” means

(i)                                    Upon the Sixth Floor Expansion Premises Commencement Date, 71,762 rentable square feet consisting of the entire 5th Floor and 6th Floor of the Building (which includes the Sixth Floor Expansion Premises) as shown on EXHIBIT A to the Lease and EXHIBIT A-1 attached to this Amendment; and

(ii)                                Upon the Seventh Floor Expansion Premises Commencement Date, 107,581 rentable square feet consisting of the entire 5th, 6 th, and 7th Floor of the Building (which includes the Seventh Floor Expansion Premises) as shown on EXHIBIT A to the Lease and EXHIBITS A-1 and A-2 attached to this Amendment.

(g)                                 “Effective Date” means the date upon which the last of Landlord and Tenant executes this Amendment, and on which the terms and conditions, and obligations related thereto, shall become binding upon Landlord and Tenant.

All other words and phrases, unless otherwise defined herein, shall have the meaning attributed to them in the Lease.

2.                                      Premises. On the Effective Date, and for all purposes of the Lease, the Premises shall have the meaning set forth above, and the second page of EXHIBIT A to the Lease shall be replaced with and substituted for EXHIBIT A-1 attached hereto, and EXHIBIT A-2 related to the Seventh Floor Expansion Premises is attached hereto and made a part hereof.

3.                                      Expansion Premises. On the Sixth Floor and Seventh Floor Expansion Premises Delivery Dates, and subject to Landlord’s obligation to provide Tenant the Sixth Floor and Seventh Floor Expansion Premises Allowance, and perform “Landlord’s Work” as described below, Tenant shall be deemed to have accepted the Sixth and Seventh Floor Expansion Premises in their “as-is” condition. Tenant accepts the Sixth Floor and Seventh Floor Expansion Premises to hold during the Sixth Floor and Seventh Floor Premises Expansion Term on the same terms and conditions as are contained in the Lease except as otherwise provided herein. The foregoing notwithstanding, Landlord represents and warrants that as of the Sixth Floor and the Seventh Floor Expansion Premises Commencement Date respectively that all HVAC, electrical and mechanical systems serving the Sixth Floor and Seventh Floor Expansion Premises are in good working order and repair.

4.                                      Expansion Premises Annual Rent. In addition to the Annual Rent required under Section 4.01 of the Lease, Tenant shall pay to Landlord in the manner required by Section 4.01, the following Annual Rent:

(a)                                 for the Sixth Floor Expansion Premises:

Time Period (full month)	Rate Per RSF	Expansion Premises Annual Rent	Expansion Premises Monthly Installments
Sixth Floor Expansion Premises Rent Concession Period	$00.00	$00.00	$00.00
Sixth Floor Expansion Premises Rent Commencement Date through Rent Reduction Period 1	$21.00	$206,199.00	$17,183.25
Expiration of Rent Reduction Period 1 through Rent Reduction Period 2	$21.00	$309,309.00	$25,775.75
Expiration of Rent Reduction Period 2 through 09/30/18	$21.00	$412,398.00	$34,366.50
10/01/18 through 04/30/19	$21.50	$422,217.00	$35,184.75
05/01/19 through 04/30/20	$22.00	$432,036.00	$36,003.00
05/01/20 through 04/30/21	$22.50	$441,855.00	$36,821.25
05/01/21 through 04/30/22	$23.00	$451,674.00	$37,639.50
05/01/22 through 04/30/23	$23.50	$461,493.00	$38,457.75
05/01/23 through 04/30/24	$24.00	$471,312.00	$39,276.00

(b)                                 for the Seventh Floor Expansion Premises:

Time Period (full month)	Rate Per RSF	Expansion Premises Annual Rent	Expansion Premises Monthly Installments
Seventh Floor Expansion Premises Rent Concession Period	$00.00	$00.00	$00.00
Seventh Floor Expansion Premises Rent Commencement Date through 09/30/18	$21.00	$752,199.00	$62,683.25
10/01/18 through 04/30/19	$21.50	$770,108.52	$64,175.71
05/01/19 through 04/30/20	$22.00	$788,018.04	$65,668.17
05/01/20 through 04/30/21	$22.50	$805,927.56	$67,160.63
05/01/21 through 04/30/22	$23.00	$823,836.96	$68,653.08
05/01/22 through 04/30/23	$23.50	$841,746.48	$70,145.54
05/01/23 through 04/30/24	$24.00	$859,656.00	$71,638.00

Notwithstanding the Sixth Floor Expansion Premises Rent Concession Period, the Sixth Floor Expansion Premises Rent Reduction Period, and the Seventh Floor Expansion Premises Rent Concession Period, Tenant agrees that its obligation to pay the Annual Rent and Occupancy Costs (as described hereafter) payments abated (or reduced, as applicable) hereunder during such periods shall continue throughout the Term of the Lease; provided, however, that such amounts shall only become due and payable if Tenant commits an Event of Default and Landlord commences and is successful in an action to recover Rent and/or possession of the Premises. If an Event of Default exists hereunder pursuant to Article 19.00 of the Lease, after any cure period and Landlord commences an action to recover Rent and/or possession of the Premises, then the unamortized portion of abated Annual Rent and Occupancy Costs payments for the Sixth Floor and Seventh Floor Expansion Premises Rent Concession Periods, and the reduced Rent during the Sixth Floor Expansion Premises Rent Reduction Period, as of the date of such Event of Default, shall become immediately due and payable with interest on such sums at the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by law from the date of the Event of Default. Annual Rent during the Sixth Floor and Seventh Floor Expansion Premises Rent Concession Periods shall be calculated at $21.00 per rentable square foot of space in the Sixth Floor Expansion Premises and Seventh Floor Expansion Premises, as applicable. Occupancy Costs during the Sixth Floor and Seventh Floor Expansion Premises Rent Concession Periods shall be calculated in accordance with the Lease. Tenant’s obligation for the unamortized portion of abated Annual Rent and Occupancy Costs not collected during the Sixth and Seventh Expansion Premises Rent Concession Periods, and the reduced Rent during the Sixth Floor Expansion Premises Rent Reduction Period shall be independent of and in addition to Landlord’s other damages pursuant to Article 19.00 of the Lease. Abated Annual Rent and Occupancy Costs during the Sixth and Seventh Expansion Premises Rent Concession Periods, and the reduced Rent during the Sixth Floor Expansion Premises Rent Reduction Period shall be amortized using an 8% interest factor on a straight-line basis over the initial Term of the Lease.

If the Sixth or Seventh Expansion Premises Rent Commencement Date is other than the first day of a calendar month, the monthly installment of Annual Rent for the month in which the applicable Rent Commencement Date occurs shall be prorated on a daily basis in accordance with the procedure set forth in Section 4.05 of the Lease.

5.                                      Occupancy Costs. Subject to the Sixth Floor and Seventh Floor Rent Concession Periods, and Rent Reduction Period 1 and Rent Reduction Period 2, Tenant shall pay its share of Occupancy Costs for the Sixth Floor Expansion Premises and the Seventh Floor Expansion Premises, as applicable, at the times and in the manner as payments of Occupancy Costs are to be made pursuant to Section 4.02 of the Lease.

6.                                      Improvement Allowance.

(a)                                 Sixth Floor Expansion Premises Allowance. Tenant will be responsible for completing the Tenant’s Work and Improvements (as such terms are defined in Section 22.01 of the Lease) with respect to the Sixth Floor Expansion Premises (the “Sixth Floor Expansion Premises Work”). Landlord shall provide to Tenant the Sixth Floor Expansion Premises Allowance for completion of the Sixth Floor Expansion Premises Work, and pay the same pursuant to the provisions of Section 22.01 of the Lease. Tenant shall have the right to apply a portion of the Sixth Floor Expansion Premises Allowance up to One Hundred Ninety-Six Thousand Three Hundred Eighty and no/100 Dollars ($196,380.00), based on Ten and no/100 Dollars ($10.00) per rentable square foot in the Sixth Floor Expansion Premises, towards fixturing, security system, data and telecommunication cabling and equipment, data systems, demountable walls, and approved moving expenses and shall have the right to apply any remaining portion of the $10.00 per rentable square foot to Annual Rent and Occupancy Costs due and payable upon the expiration of the Sixth Floor Expansion Premises Rent Concession Period until any remaining portion of the Sixth Floor Expansion Premises Allowance is credited in full. In addition to the Sixth Floor Expansion Premises Allowance, within ninety (90) days after the execution of this Amendment, and the receipt of an invoice, Landlord shall pay Tenant a Sixth Floor Expansion Premises Space Plan allowance prepared by the Tenant’s architect in an amount equal to Two Thousand Three Hundred Fifty-Six and 56/100 Dollars ($2,356.56) based on Twelve/100 Dollars ($0.12) per rentable square foot of space in the Sixth Floor Expansion Premises.

(b)                                 Seventh Floor Expansion Premises Allowance. Tenant will be responsible for completing the Tenant’s Work and Improvements (as such terms are defined in Section 22.01 of the Lease) with respect to the Seventh Floor Expansion Premises (the “Seventh Floor Expansion Premises Work”). Landlord shall provide to Tenant the Seventh Floor Expansion Premises Allowance for completion of the Seventh Floor Expansion Premises Work, and pay the same pursuant to the provisions of Section 22.01 of the Lease. Tenant shall have the right to apply a portion of the Seventh Floor Expansion Premises Allowance up to Three Hundred Fifty-Eight Thousand One Hundred Ninety and no/100 Dollars ($358,190.00), based on Ten and no/100 Dollars ($10.00) per rentable square foot in the Seventh Floor Expansion Premises, towards fixturing, security system, data and telecommunication cabling and equipment, data systems, demountable walls, and approved moving expenses and shall have the right to apply any remaining portion of the $10.00 per rentable square foot to Annual Rent and Occupancy Costs due and payable upon the expiration of the Seventh Floor Expansion Premises Rent Concession Period until any remaining portion of the Seventh Floor Expansion Premises Allowance is credited in full. In addition to the Seventh Floor Expansion Premises Allowance, within ninety (90) days after the execution of this Amendment, and the receipt of an invoice, Landlord shall pay Tenant a Seventh Floor Expansion Premises Space Plan allowance prepared by the Tenant’s architect in an amount equal to Four Thousand Two Hundred Ninety-Eight and 28/100 Dollars ($4,298.28) based on Twelve/100 Dollars ($0.12) per rentable square foot of space in the Seventh Floor Expansion Premises.

(c)                                  Landlord’s Work. Landlord will perform “Landlord’s Work” as defined in Section 22.02 of the Lease as follows:

(i)                                    Sixth Floor Expansion Premises. Section 22.02 of the Lease relating to Landlord’s Work shall be modified to delete any obligation by Landlord to construct the multi-tenant corridor. Except as modified herein, Landlord has completed Landlord’s Work described in Section 22.02 of the Lease for the Sixth Floor Expansion Premises as of the Effective Date, and Tenant acknowledges that the Landlord’s Work in the Sixth Floor Expansion Premises is complete.

(ii)                                Seventh Floor Expansion Premises. At Landlord’s sole cost and expense, Landlord shall be responsible for (i) renovating the women’s and men’s restrooms in the Seventh Floor Expansion Premises with Landlord’s new Building standard and fully ADA and other applicable laws and code compliant restrooms; and (ii) installing direct digital controls on the existing VAV boxes within the Premises in place as of the Delivery Date; provided Landlord shall have the right to perform Landlord’s Work during such time as Tenant is performing the Seventh Floor Expansion Premises Work; and, provided further, that Landlord and Tenant and their respective contractors will coordinate with each other to minimize any interference to the other resulting from the performance of their respective “Work” required under Article 22.00 of the Lease. Landlord’s Work shall be completed within one hundred and twenty (120) days following the Seventh Floor Expansion Delivery Date.

7.                                      Refusal Space. Article 25.00, Right of First Refusal, is deleted in its entirety and is of no further force or effect.

8.                                      Brokerage Commission. Landlord and Tenant each agree to indemnify and hold the other harmless from and against all broker’s or other real estate commissions or fees incurred by the indemnifying party or arising out of its activities with respect to this Amendment. Landlord is represented by Nicholas Pavlakovich of Cushman & Wakefield, Inc. and Tenant is represented by Chris Boston of Gibbons White, Inc. (collectively the “Brokers”). Landlord and Tenant each hereby represent and warrant to the other that it does not recognize and has not used any broker other than the Brokers with respect to this Amendment and the negotiation hereof. Landlord hereby agrees to pay Brokers a commission per a separate agreement between Landlord and Brokers.

9.                                      Conflicting Terms. In the event any term or condition of this Amendment conflicts with any term or condition of the Lease, including all amendments thereto, the terms of this Amendment shall control.

10.                               Confirmation of Existing Terms. Except as specifically provided herein, the terms and conditions of the Lease are confirmed and continue in full force and effect. For purposes of avoidance of doubt, Tenant’s Renewal Option, as provided in Article 23.00 of the Lease, and Tenant’s Termination Option, as provided in Article 26.00 of the Lease, shall apply to the Sixth Floor and Seventh Floor Expansion Premises. Tenant shall also be provided its pro-rata share of the Building’s riser space as provided in Section 21.02 based upon the total number of rentable square feet in the Premises as of the Seventh Floor Expansion Premises Commencement Date. Tenant will also have the right and option to rent its pro-rata share (based upon a ratio of one parking space per 1,200 rentable square feet in the Premises as of the Seventh Floor Expansion Premises Commencement Date) of parking spaces in the Parking Garage; provided that the deadline for Tenant to exercise such right with respect to the spaces applicable to the Sixth Floor Expansion Premises shall be thirty (30) days after the Sixth Floor Expansion Premises Commencement Date; and provided further, that the deadline for Tenant to exercise such right with respect to the spaces applicable to the Seventh Floor Expansion Premises shall be thirty (30) days after the Seventh Floor Expansion Premises Commencement Date.

11.                               Lender Approval. This Amendment is subject to lender approval.

12.                               Binding Effect. This Amendment shall be binding on the heirs, administrators, successors and assigns of the parties hereto.

13.                               Counterparts. This Amendment may be executed in multiple counterparts, and initially electronically, and each of which when so executed and taken together shall constitute one and the same agreement. Electronic signatures shall be treated as original for purposes of the Effective Date, provided each party shall thereafter forward to the other original signatures.

IN WITNESS OF THIS FIRST AMENDMENT OF LEASE, each of Landlord and Tenant has properly executed it as of the date set out underneath its signature below.

LANDLORD:		TENANT:

BOP 1801 CALIFRONIA STREET LLC, and BOP 1801 CALIFORNIA STREET II LLC		SendGrid, Inc.

By:	/s/ David Sternberg	By:	/s/ Michael Tognetti
Name:	David Sternberg	Name:	Michael Tognetti
Title:	Executive Vice President	Title:	SVP and General Counsel

Date:	July 25, 2016	Date:	July 21, 2016

EXHIBIT A-1
TO FIRST AMENDMENT OF LEASE

SIXTH FLOOR EXPANSION PREMISES

EXHIBIT A-2
TO FIRST AMENDMENT OF LEASE

SEVENTH FLOOR EXPANSION PREMISES